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                                                                     EXHIBIT 4.1

                                 CERTIFICATE OF
                                  SECRETARY AND
                            VICE PRESIDENT, TREASURER
                             AND ASSISTANT SECRETARY
                      PURSUANT TO SECTIONS 201, 301 AND 303
                                OF THE INDENTURE

                                                            Dated:  May 29, 2002

               The undersigned, JULIE I. SACKMAN and PAMELA S. HENDRY, do hereby certify that they are the duly appointed and acting Secretary and Vice President, Treasurer and Assistant Secretary, respectively, of INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (the "Company"). Each of the undersigned also hereby certifies, pursuant to Sections 201, 301 and 303 of the Indenture, dated as of November 1, 2000 (the "Indenture"), between the Company and The Bank of New York, as Trustee, that:

               A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company (a copy of such resolutions being attached hereto as Exhibit B) and by a Special Committee of the Board of Directors (a copy of such resolutions being attached hereto as Exhibit C) a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

               1. The title of the Securities of the series is "5.625% Notes due June 1, 2007" (the "Notes").

               2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) is $900,000,000. The Company
        may, without the consent of the Holders of the Notes, issue additional notes having the same ranking, interest rate, Stated Maturity, CUSIP number and terms as to status, redemption or otherwise as the Notes, in which event such notes and the Notes shall constitute one series for all purposes under the Indenture including without limitation, amendments and waivers.

               3. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment, except that interest payable on June 1, 2007 shall be payable to the persons to whom principal is payable on such date.

               4. The date on which the principal of the Notes is payable, unless accelerated pursuant to the Indenture, shall be June 1, 2007.

               5. The rate at which each of the Notes shall bear interest shall be 5.625% per annum. The date from which interest shall accrue for the Notes shall be May 29, 2002. The interest payment dates on which interest on the Notes shall be payable are each June 1 and December 1, commencing December 1, 2002, and at maturity. The regular record


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        dates for the interest payable on the Notes on any interest payment date shall be the May 15 or November 15, respectively, immediately preceding such interest payment date.

               6. The place or places where the principal of and interest on the Notes shall be payable is at the office of the Trustee, 20 Broad Street, Lower Level, New York, New York 10005, provided that payment of interest, other than at Stated Maturity (as defined in the Indenture), may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).

               7. The Notes are not redeemable prior to June 1, 2007.

               8. There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to repay any of the Notes prior to Stated Maturity at the option of a holder thereof.

               9. The Notes shall be issued as Global Securities (as defined in the Indenture) under the Indenture and The Depository Trust Company is hereby designated as the Depositary for the Notes under the Indenture.

               10. The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

               11. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

               12. Any notices required to be given to the holders of the Notes shall be given to The Depository Trust Company and, if the Notes are listed on the Luxembourg Stock Exchange, by publication in a daily newspaper in Luxembourg. Any notice published in a Luxembourg daily newspaper shall be deemed to have been given on the date of publication, or, if published more than once, on the date of the first publication.

               B. The form of the Note is attached hereto as Exhibit A.

               C. The Trustee is appointed as Paying Agent (as defined in the Indenture).

               D. The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.

               E. Each of the undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and delivered herewith. In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of a series of Securities under the Indenture, designated as the Notes in this Certificate, have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.


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               F. The undersigned Secretary, by execution of this Certificate, thereby certifies the actions taken by the Special Committee of the Board of Directors of the Company in determining and setting the specific terms of the Notes, and hereby further certifies that attached hereto as Exhibits A, B and C, respectively, are the form of certificate representing the Notes as duly approved by the Special Committee of the Board of Directors of the Company, a copy of resolutions duly adopted by the Board of Directors of the Company on November 15, 2001 and a copy of resolutions duly adopted by the Special Committee of the Board of Directors as of May 21, 2002, pursuant to which the terms of the Notes set forth above have been established.

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               IN WITNESS WHEREOF, the undersigned have hereunto executed this
Certificate as of the date first above written.

                                        /s/ Julie I. Sackman
                                        ----------------------------------------
                                        Julie I. Sackman
                                        Secretary


                                        /s/ Pamela S. Hendry
                                        ----------------------------------------
                                        Pamela S. Hendry
                                        Vice President, Treasurer and
                                        Assistant Secretary